EXHIBIT 4.2


                                                          Execution Copy








                         TRAVELCENTERS OF AMERICA, INC.

                                  $125,000,000

                   10-1/4% Senior Subordinated Notes due 2007


                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                                                      March 27, 1997

CHASE SECURITIES INC.
270 Park Avenue, 4th Floor
New York, New York  10017


Ladies and Gentlemen:

            TravelCenters of America, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to you (the "INITIAL PURCHASER"), upon the terms and subject to the conditions set forth in a purchase agreement dated March 24, 1997 (the "PURCHASE AGREEMENT"), $125,000,000 aggregate principal amount of its 10-1/4% Senior Subordinated Notes due 2007 (the "SECURITIES") to be unconditionally guaranteed on a senior subordinated basis by its principal operating subsidiaries, TA Operating Corporation ("TA") and National Auto/Truckstops, Inc. ("National"), each a Delaware corporation (together, the "Subsidiary Guarantors"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

            As an inducement to the Initial Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company and each of the Subsidiary Guarantors agree with you, for the benefit of the holders of the Securities (including the Initial Purchaser) (the "HOLDERS"), as follows:


            1. REGISTERED EXCHANGE OFFER. The Company and the Subsidiary Guarantors shall (i) prepare and, not later than 60 days following the date of original issuance of the Securities (the "ISSUE DATE"), file with the Commission a registration statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") on an appropriate form under the Securities Act






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with respect to a proposed offer to the Holders (the "REGISTERED EXCHANGE
OFFER") to issue and deliver to such Holders, in exchange for the Securities, a like aggregate principal amount of debt securities of the Company (the "EXCHANGE SECURITIES") identical in all material respects to the Securities, except for the transfer restrictions relating to the Securities, (ii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than 135 days after the Issue Date and the Registered Exchange Offer to be consummated in respect of all Securities tendered no later than 165 days after the Issue Date, and (iii) keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date that notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "EXCHANGE OFFER REGISTRATION PERIOD"). The Exchange Securities will be issued under the Indenture or an indenture (the "EXCHANGE SECURITIES INDENTURE") among the Company, the Subsidiary Guarantors and the Trustee or such other bank or trust company reasonably satisfactory to you, as trustee (the "EXCHANGE SECURITIES TRUSTEE"), such indenture to be identical in all material respects to the Indenture except for the transfer restrictions relating to the Securities (as described above).

            Upon the effectiveness of the Exchange Offer Registration Statement, the Company and each of the Subsidiary Guarantors shall commence the Registered Exchange Offer as promptly as practicable, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Company or a Subsidiary Guarantor or an Exchanging Dealer (as defined below) not complying with the requirements of the next sentence, (b) acquires the Exchange Securities in the ordinary course of such Holder's business and (c) has no arrangements or understandings with any person to participate in the distribution of the Exchange Securities) and to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. The Company, each of the Subsidiary Guarantors and the Initial Purchaser and each Exchanging Dealer acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, (i) each Holder which is a broker-dealer electing to






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exchange Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an "EXCHANGING DEALER"), is required to deliver a prospectus containing the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) if the Initial Purchaser elects to sell Exchange Securities acquired in exchange for Securities constituting any portion of an unsold allotment, it is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act and the Exchange Act ("REGULATION S-K"), as applicable, in connection with such a sale.

            In connection with the Registered Exchange Offer, the Company shall:

            (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (b) keep the Registered Exchange Offer open for not less than 30 days after the date that notice of the Registered Exchange Offer is mailed to the Holders (or longer if required by applicable law);

            (c) utilize the services of a Depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

            (d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

            (e) otherwise comply in all respects with all laws applicable to the Registered Exchange Offer.

            As soon as practicable after the close of the Registered Exchange Offer, the Company shall:







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            (a)   accept for exchange all Securities tendered
      and not validly withdrawn pursuant to the Registered
      Exchange Offer;

            (b) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

            (c) cause the Trustee or the Exchange Securities Trustee, as the case may be, promptly to authenticate and deliver to each Holder of Securities, Exchange Securities equal in principal amount to the Securities of such Holder so accepted for exchange.

            The Company shall make available, for a period of 180 days after the consummation of the Registered Exchange Offer, a copy of the prospectus forming part of the Exchange Offer Registration Statement to any broker-dealer for use in connection with any resale of any Exchange Securities.

            Interest on each Exchange Security issued pursuant to the Registered Exchange Offer will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or, if no interest has been paid on the Securities, from the Issue Date.

            Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act and (iii) such Holder is not an affiliate of the Company or the Subsidiary Guarantors or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

            Notwithstanding any other provisions hereof, the Company and each of the Subsidiary Guarantors will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material






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fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include, as of the consummation of the Registered Exchange Offer, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            2. SHELF REGISTRATION. If (i) because of any change in law or applicable interpretations of the Commission's staff the Company and the Subsidiary Guarantors determine that they are not permitted to effect the Registered Exchange Offer as contemplated by Section 1 hereof, or (ii) for any other reason the Registered Exchange Offer is not consummated within 165 days after the Issue Date, or (iii) any Initial Purchaser so requests with respect to Securities not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following the consummation of the Registered Exchange Offer, or (iv) any applicable law or interpretations do not permit any Holder to participate in the Registered Exchange Offer, or (v) any Holder that participates in the Registered Exchange Offer does not receive freely transferable Exchange Securities in exchange for tendered Securities, or
(vi) the Company so elects, then the following provisions shall apply:

            (a) The Company and each of the Subsidiary Guarantors shall use their reasonable best efforts to file as promptly as practicable with the Commission, and thereafter shall use their reasonable best efforts to cause to be declared effective, a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined below) by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such registration statement (hereafter, a "SHELF REGISTRATION STATEMENT" and, together with any Exchange Offer Registration Statement, a "REGISTRATION STATEMENT").

            (b) The Company and each of the Subsidiary Guarantors shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be used by Holders for a period of two years from the Issue Date or such shorter period that will terminate when all the






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Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or pursuant to Rule 144 under the Securities Act (in any such case, such period being called the "SHELF REGISTRATION PERIOD").

            (c) Notwithstanding any other provisions hereof, the Company and the Subsidiary Guarantors will ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein (the "HOLDERS' INFORMATION")) does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            3. LIQUIDATED DAMAGES. (a) The parties hereto agree that the Holders of Securities will suffer damages if the Company and the Subsidiary Guarantors fail to fulfill their obligations under Section 1 or Section 2, as applicable, and that it would not be feasible to ascertain the extent of such damages. Accordingly, if (i) either an Exchange Offer Registration Statement or a Shelf Registration Statement is not filed with the Commission on or prior to 60 days after the Issue Date, (ii) either an Exchange Offer Registration Statement or a Shelf Registration Statement is not declared effective within 135 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of Commission's staff, if later than 135 days after the Issue Date, within 60 days after publication of the change in law or interpretation) or (iii) the Registered Exchange Offer is not consummated in respect of all Securities tendered on or prior to 165 days after the Issue Date and no Shelf






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Registration Statement has been declared effective or a Shelf Registration
Statement is filed and declared effective within 135 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of Commission's staff, if later than 135 days after the Issue Date, within 60 days after publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that the Company and the Subsidiary Guarantors are obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional or amended Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iii), a "REGISTRATION DEFAULT"), the Company and each of the Subsidiary Guarantors will be obligated jointly and severally to pay liquidated damages to each holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $ 0.192 per week per $1,000 principal amount of the Securities constituting Transfer Restricted Securities held by such Holder until (i) either an Exchange Offer Registration Statement of a Shelf Registration Statement is filed (in the case of (i) above), (ii) either an Exchange Offer Registration Statement or a Shelf Registration Statement is declared effective (in the case of (ii) above) or (iii) an Exchange Offer is consummated in respect of all Securities tendered or a Shelf Registration Statement is declared effective or again becomes effective, as the case may be (in the case of (iii) above). Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. As used herein, the term "TRANSFER RESTRICTED SECURITIES" means each Security until (i) the date on which such Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act. Notwithstanding anything to the contrary in this Section 3(a), the Company and the Subsidiary Guarantors shall not be required to pay liquidated damages to the holder of Transfer Restricted Securities if such holder failed to comply with its obligations to make the representations set forth in the second to last paragraph of Section 1 or failed to provide the information required to be provided by it, if any, pursuant to Section 4(n).






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            (b) The Company shall notify the Trustee and the Paying Agent under the Indenture immediately upon the happening of each and every Registration Default. The Company and/or the Subsidiary Guarantors, as the case may be, shall pay the liquidated damages due on the Transfer Restricted Securities by depositing with the Paying Agent (which may not be the Company or any of its Subsidiaries for these purposes), in trust, for the benefit of the holders thereof, prior to 10:00 a.m., New York City time, on the next interest payment date specified by the Indenture and the Securities, sums sufficient to pay the liquidated damages then due. The liquidated damages due shall be payable on each interest payment date specified by the Indenture and the Securities to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay liquidated damages shall be deemed to accrue from and including the date of the applicable Registration Default.

            (c) The parties hereto agree that the liquidated damages provided for in this Section 3 constitute a reasonable estimate of and are intended to constitute the sole damages that will be suffered by holders of Transfer Restricted Securities by reason of the failure of (i) the Shelf Registration Statement or the Exchange Offer Registration Statement to be filed, (ii) the Shelf Registration Statement to be declared effective or to remain effective or
(iii) the Exchange Offer Registration Statement to be declared effective and the Registered Exchange Offer to be consummated, in each case to the extent required by this Agreement.

            4. REGISTRATION PROCEDURES. In connection with any Registration Statement, the following provisions shall apply:

            (a) The Company shall (i) furnish to you, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that the Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration, shall use reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably may propose; (ii) with respect to an Exchange Offer Registration Statement include the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section






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and the "Purpose of the Exchange Offer" section and in Annex C hereto in the
"Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and (iii) if requested by the Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement.

            (b) The Company shall advise you and, in the case of a Shelf Registration Statement, the Holders and, if requested by you or any such Holder, confirm such advice in writing (which advice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

             (i) when the Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

            (ii)  of the request by the Commission for
      amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

           (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration
      Statement or the initiation of any proceedings for that purpose;

            (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities or the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

             (v) of the happening of any event that requires the making of any changes in any Registration Statement or the prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.







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            (c) The Company and the Subsidiary Guarantors will use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

            (d) The Company will furnish to each holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

            (e) The Company will, during the Shelf Registration Period, deliver to each holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by each of the selling holders of Transfer Restricted Securities in connection with the offer and sale of the Transfer Restricted Securities covered by such prospectus or any amendment or supplement thereto.

            (f) The Company will furnish to each Exchanging Dealer or the Initial Purchaser, as applicable, upon such person's request in writing , without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if the Exchanging Dealer or the Initial Purchaser, as applicable, so requests in writing, all exhibits (including those incorporated by reference).

            (g) The Company will, during the Exchange Offer Registration Period or the Shelf Registration Period, as applicable, promptly deliver to each Exchanging Dealer or the Initial Purchaser, as applicable, without charge, as many copies of the prospectus included within the coverage of the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, and any amendment or supplement thereto as such Exchanging Dealer or the Initial Purchaser, as applicable, may reasonably request for delivery by (i) such Exchanging Dealer in connection with a sale of Exchange Securities received by it pursuant to the






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Registered Exchange Offer or (ii) the Initial Purchaser in connection with a sale of Exchange Securities received by it in exchange for Securities constituting any portion of an unsold allotment; and the Company consents to the use of such prospectus or any amendment or supplement thereto by any such Exchanging Dealer or the Initial Purchaser, as applicable, as aforesaid.

            (h) Prior to any public offering of Securities or Exchange Securities pursuant to any Registration Statement, the Company will use its reasonable best efforts to register or qualify, or cooperate with the Holders of Securities included therein and their respective counsel in connection with the registration or qualification of, such Securities or Exchange Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities or Exchange Securities covered by such Registration Statement; PROVIDED that neither Company, or any subsidiary or affiliate of the Company will be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

            (i) The Company and the Subsidiary Guarantors will cooperate with the Holders of Securities or Exchange Securities to facilitate the timely preparation and delivery of certificates representing Securities or Exchange Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request in writing prior to sales of Securities or Exchange Securities pursuant to such Registration Statement.

            (j) If any event contemplated by paragraphs (b)(ii) through (v) above occurs during the period for which the Company and the Subsidiary Guarantors are required to maintain an effective Registration Statement, the Company will promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as so amended or supplemented, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.






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            (k) Not later than the effective date of the applicable Registration
Statement, the Company will provide a CUSIP number for the Securities or Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Securities or Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

            (l) The Company and the Subsidiary Guarantors will comply with all applicable rules and regulations of the Commission and will make generally available to the Company's security holders not later than 90 days after the end of the 12 month period beginning at the end of the fiscal quarter in which the applicable Registration Statement first became effective under the Securities Act, an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act.

            (m) The Company and the Subsidiary Guarantors will cause the Indenture or the Exchange Securities Indenture, as the case may be, to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

            (n) The Company and the Subsidiary Guarantors may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company and the Subsidiary Guarantors such information concerning the Holder and the distribution of such Securities as the Company may from time to time reasonably require for inclusion in such Registration Statement, and the Company may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

            (o) In the case of a Shelf Registration Statement, each Holder of Securities agrees by acquisition of such Securities that, upon receipt of any notice of the Company or a Subsidiary Guarantor pursuant to Section 4(b)(ii) through (v) hereof, such Holder will discontinue disposition of such Securities covered by such Registration Statement until such Holder's receipt of copies of the supplemental or amended prospectus contemplated by Section 4(j) hereof or until advised in writing (the "ADVICE") by the Company that the use of the applicable prospectus may be resumed. If the Company or a Subsidiary Guarantor shall give any notice under Section 4(b)(ii) through (v) during the period that the Company is required to maintain an effective Registration Statement (the "EFFECTIVENESS






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PERIOD"), such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Securities covered by such Registration Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 4(j) (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

            (p) In the case of a Shelf Registration Statement, the Company and each of the Subsidiary Guarantors shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority in aggregate principal amount of the Securities or Exchange Securities being sold or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of Securities pursuant to such Shelf Registration Statement.

            (q) In the case of a Shelf Registration Statement, the Company and each of the Subsidiary Guarantors shall (i) make reasonably available for inspection by a representative of, and Special Counsel (as defined below) acting for, Holders of a majority in aggregate principal amount of the Securities or Exchange Securities (if any) being sold and any underwriter participating in any disposition of Securities or Exchange Securities (if any) pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use reasonable efforts to have their officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel (as defined below) or any such underwriter (an "INSPECTOR") in connection with such Shelf Registration Statement as is customary for similar due diligence examinations, subject to executing a reasonable confidentiality undertaking in customary form with respect to confidential or proprietary information of the Company or such Subsidiary Guarantor.

            (r) In the case of a Shelf Registration Statement, the Company and each of the Subsidiary Guarantors shall, if requested by Holders of a majority in aggregate principal amount of the Securities or Exchange Securities (if any) being sold, their Special Counsel or the managing underwriters (if any) in connection with such Shelf






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Registration Statement, use their reasonable efforts to cause (i) the Company's counsel to deliver an opinion relating to the Shelf Registration Statement and the Securities or Exchange Securities, as applicable, in customary form, (ii) the Company's officers to execute and deliver all customary documents and certificates requested by Holders of a majority in aggregate principal amount of the Securities or Exchange Securities being sold, their Special Counsel or the managing underwriters (if any) and (iii) the Company's independent public accountants to provide a comfort letter in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

            5. REGISTRATION EXPENSES. The Company and the Subsidiary Guarantors will jointly and severally bear all expenses incurred in connection with the performance of their obligations under Sections 1, 2, 3 and 4 and the Company and the Subsidiary Guarantors, as the case may be, will reimburse the Initial Purchaser and the Holders for the reasonable fees and disbursements of one firm of attorneys (in addition to any appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Securities and the Exchange Securities to be sold pursuant to each Registration Statement (the "SPECIAL COUNSEL") acting for the Initial Purchaser or Holders in connection therewith.

            6. INDEMNIFICATION. (a) In the event of a Shelf Registration Statement or in connection with any prospectus delivery pursuant to an Exchange Offer Registration Statement by an Exchanging Dealer or the Initial Purchaser, as applicable, the Company and each of the Subsidiary Guarantors shall indemnify and hold harmless each Holder, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (collectively referred to for purposes of this Section 6 and Section 7 as a Holder) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Securities or Exchange Securities), to which that Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim,






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damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder for any legal or other expenses reasonably incurred by that Holder (upon presentation of a statement or statements therefor in reasonable detail) in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Holders' Information; and PROVIDED, FURTHER, that with respect to any such untrue statement in or omission from any related preliminary prospectus, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage, liability or action received Securities or Exchange Securities to the extent that such loss, claim, damage, liability or action of or with respect to such Holder results from the fact that both (A) a copy of the final prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities or Exchange Securities to such person and (B) the untrue statement in or omission from the related preliminary prospectus was corrected in the final prospectus unless, in either case, such failure to deliver the final prospectus was a result of non-compliance by the Company with Section 4(d), 4(e), 4(f) or 4(g).

            (b) In the event of a Shelf Registration Statement, each Holder shall indemnify and hold harmless the Company, its subsidiaries and affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company, its subsidiaries or its affiliates within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6(b) and Section 7 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders' Information furnished to the Company by such Holder, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company (upon presentation of a statement or statements thereof in reasonable detail) in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Securities or Exchange Securities pursuant to such Shelf Registration Statement.

            (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 6(a) or 6(b), notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been materially prejudiced by such failure; and PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; PROVIDED, HOWEVER, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may reasonably be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties, or for fees or expenses that are not reasonable. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any appropriate local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use its reasonable best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party(which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could reasonably have been a party and indemnity could reasonably have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            7. CONTRIBUTION. If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the actions, statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by PRO RATA allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 7, an indemnifying party that is a holder of Transfer Restricted Securities or Exchange

Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities or Exchange Securities sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            8. RULES 144 AND 144A. The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any holder of Transfer Restricted Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company and each of the Subsidiary Guarantors covenant that they will take such further action as any holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any holder of Transfer Restricted Securities, the Company, as applicable, shall deliver to such holder a written statement as to whether it or they have complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

            9. UNDERWRITTEN REGISTRATIONS. If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such holders shall be responsible for all underwriting commissions and discounts in connection therewith.

            No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

            10. MISCELLANEOUS. (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the Securities and the Exchange Securities, taken as a single class. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holders of Securities or Exchange Securities whose Securities or Exchange Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Securities or Exchange Securities being sold by such Holders pursuant to such Registration Statement.

            (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:

            (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 10(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Chase Securities Inc.;

            (ii) if to you, initially at your respective addresses set forth in the Purchase Agreement; and

            (iii) if to the Company, or either Subsidiary
      Guarantor initially at the address of the Company set forth in the Purchase Agreement.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if sent by telecopier.

            (c)     SUCCESSORS AND ASSIGNS.  This Agreement
shall be binding upon the Company and its successors and assigns.

            (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (e) DEFINITION OF TERMS. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

            (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (g)     GOVERNING LAW. THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.

            (h) REMEDIES. In the event of a breach by the Company, by either of the Subsidiary Guarantors or by any holder of Transfer Restricted Securities, of any of their obligations under this Agreement, each holder of Transfer Restricted Securities or the Company or the Subsidiary Guarantors, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company or a Subsidiary Guarantor of its obligations under Sections 1 or 2 hereof for which liquidated damages have been paid pursuant to Section 3 hereof), will be entitled to specific performance of its rights under this Agreement. The Company, the Subsidiary Guarantors and each holder of Transfer Restricted Securities agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

            (i) NO INCONSISTENT AGREEMENTS. The Company and each of the Subsidiary Guarantors represent, warrant and agree that (i) they have not entered into and shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof, (ii) they have not previously entered into any agreement which remains in effect granting any registration rights with respect to any of the Company's debt securities to any person and (iii) without limiting the generality of the foregoing, without the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities, they shall not grant to any person the right to request the Company to register any debt securities of the Company under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

            (j)     NO PIGGYBACK ON REGISTRATIONS.  Neither the
Company nor any of its security holders (other than the holders of Transfer Restricted Securities in such capacity) shall have the right to include any securities of the Company in any Shelf Registration or Registered Exchange Offer other than Transfer Restricted Securities.

            (k) SEVERABILITY. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            Please confirm that the foregoing correctly sets forth the agreement among the Company, the Subsidiary Guarantors and you.


                                    Very truly yours,

                                    TRAVELCENTERS OF AMERICA, INC.



                                    By /s/ Michael H. Hinderliter
                                      ------------------------------
                                      Name: Michael H. Hinderliter
                                      Title: Senior Vice President


                                    TA OPERATING CORPORATION



                                    By /s/ Michael H. Hinderliter
                                      ------------------------------
                                      Name: Michael H. Hinderliter
                                      Title: Senior Vice President


                                    NATIONAL AUTO/TRUCKSTOPS, INC.



                                    By /s/ Michael H. Hinderliter
                                      ------------------------------
                                      Name: Michael H. Hinderliter
                                      Title: Senior Vice President


Accepted:

CHASE SECURITIES INC.


By /s/ James C. Neary
  ----------------------------------
        Authorized Signatory

  James C. Neary

                                                                         ANNEX A


            Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B



            Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

                                                                         ANNEX C

                          PLAN OF DISTRIBUTION


            Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for
use in connection with any such resale. In addition, until                ,
                                                           ---------------
199 , all dealers effecting transactions in the Exchange Securities may be
   -
required to deliver a prospectus. /1/

            The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that
--------
/1/ In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Registered Exchange Offer prospectus.

it is an "underwriter" within the meaning of the Securities Act.

            For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                                                         ANNEX D



      |_| CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

            Name:
                 ---------------------------------------
            Address:
                    ------------------------------------

                 ---------------------------------------




If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.